UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	April 25, 2008
(Date of earliest event reported):	April 25, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01:  Regulation FD Disclosure.

Fulton Financial Corporation (“Fulton”) will webcast its 26th Annual Shareholders' Meeting on Friday, April 25 at 12:55 p.m. Eastern Time. R. Scott Smith, Jr., chairman, CEO and president, will share information about Fulton and will answer questions from those attending the meeting in person.

The live webcast can be heard by going to Fulton's website, www.fult.com, selecting the Investor Information tab and clicking on the link to the webcast. The webcast will be archived on the company's website for 30 days following the call.

Fulton’s presentation for the Annual Shareholders’ Meeting, attached as Exhibit 99.1 and incorporated by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose. Presentation material may contain forward-looking statements about Fulton's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, Fulton's success in merger and acquisition integration, and customer acceptance of Fulton's products and services. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Financial Corporation April 25, 2008 presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2008	FULTON FINANCIAL CORPORATION By: /s/ R. Scott Smith, Jr. R. Scott Smith, Jr., Chairman, President and Chief Executive Officer

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